Exhibit 4.8

SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTES

This Second Amendment to Convertible Promissory Notes (this “Amendment”) is made and entered into as of February 5, 2020 (the “Effective Date”), by and between T1V, Inc. (f/k/a T1Visions, Inc.), a Delaware corporation (the “Company”), and WH&W Private Market Investment Fund I, LLC (the “Holder”).

WITNESSETH:

WHEREAS, the Company previously issued to the Holder (i) a Convertible Promissory Note dated September 27, 2013, as amended by the Amendment to Convertible Promissory Note, dated August 13, 2015 (the “2013 Note”), (ii) a Convertible Promissory Note dated March 10, 2014, as amended by the Amendment to Convertible Promissory Note dated August 13, 2015 (the “2014 Note”) and (iii) a Convertible Promissory Note dated March 2, 2015, as amended by the Amendment to Convertible Promissory Note dated August 13, 2015 (the “2015 Note” and, together with the 2013 Note and the 2014 Note, the “Notes”);

WHEREAS, the Company and the Holder desire to amend the Notes to provide that the Notes will be repayable as if converted under certain circumstances;

WHEREAS, the Company has entered into a Note Purchase Agreement, dated as of February 5, 2020 (the “Purchase Agreement”), pursuant to which the Company will issue one or more notes (the “New Notes”); and

WHEREAS, the Lender desires to waive, with respect to the New Notes, the obligation of the Company under the Notes to take all actions necessary in order for the Notes to continue to rank senior to all indebtedness of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1. Amendment of 2013 Note.

(a) The preamble of the 2013 Note is hereby amended and restated in its entirety as follows:

“T1V, Inc., a Delaware corporation (the “Company”), promises to pay to WH&W Private Market Investment Fund I, LLC (the “Lender”), or its registered assigns, in lawful money of the United States of America the principal sum of $275,000.00, or such lesser amount as shall be equal to the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 12% per annum until October 11, 2018 (such interest, the “Convertible Interest” and, together with the outstanding principal amount hereof, the “Convertible Balance”) and at a rate equal to 6% per annum thereafter (such interest, the “Nonconvertible Interest”), computed on the basis of the actual number of days elapsed on a year of 365 days. Unless repaid pursuant to Section 5, the principal and accrued interest shall be due and payable by Borrower on demand by Lender made at any time. In the event Lender demands payment under this Note, the Company shall repay all outstanding principal and accrued interest over 2 years in 24 equal monthly payments of principal and interest. The outstanding principal balance shall continue to accrue interest during such repayment period and all such interest shall be amortized over such 24-month period.”

(b) Section 1 of the 2013 Note is hereby amended and restated in its entirety as follows:

“1. Interest. Accrued interest on this Note shall be payable as set forth above. In the event that the 6% cumulative dividends payable on the Series B Preferred Stock under paragraph 1 of ARTICLE FOURTH, Part B of the Certificate of Incorporation of the Company, dated May 31, 2013 (as the same may be amended from time to time, the “Certificate”), are forgiven, cancelled or otherwise altered, the Nonconvertible Interest will be similarly forgiven, cancelled or altered.”

(c) Section 2 of the 2013 Note is hereby amended and restated in its entirety as follows:

“2. Payment. Payment of principal, together with accrued interest, may not be made without the consent of the Lender at any time prior to the earlier to occur of: (a) a Qualifying Event (defined below); and (b) the Lender’s refusal to execute a subordination agreement required in connection with a bank loan approved by the Board of Directors of the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.”

(d) Section 5 of the 2013 Note is hereby amended and restated in its entirety as follows:

“5. Repayment Upon Qualifying Event.

(a) Repayment Upon Deemed Liquidation Event or Stock Sale. Upon the occurrence of a Deemed Liquidation Event (as defined in the Certificate) or a Stock Sale (as defined in the Voting Agreement, dated June 1, 2013, among the Company, Lender and the other parties named therein, as the same may be amended from time to time), the Company shall pay to Lender, in full satisfaction of this Note, an amount equal to (i) the Convertible Balance, plus (ii) the As-Converted Balance, plus (iii) the unpaid and accrued Nonconvertible Interest.

(b) Repayment Upon Redemption.

(i) In the event the Company desires to effect a Redemption, the Company shall give written notice (the “Offer Notice”) to Lender, stating: (A) its bona fide intention to consummate a Redemption; (B) the number of shares of Series B Preferred Stock to be redeemed as part of the Redemption; and (C) the price and terms, if any, upon which the Redemption will be consummated.

(ii) By notification to the Company within 20 days after the Offer Notice is given (the “Redemption Notice”), Lender may, but shall not be obligated to, participate in the Redemption as-if Lender had fully converted all or a portion of the Convertible Balance, up to the Maximum Amount, into shares of Series B Preferred Stock at a price per share of $84.40 as follows:

(A) Lender shall specify in the Redemption Notice the portion of the Convertible Balance, if any, up to the Maximum Amount, Lender desires to be repaid as-if converted into shares of Series B Preferred Stock (the “Redemption Amount”). For the avoidance of doubt, Lender may not elect a Redemption Amount in excess of the Maximum Amount.

(B) Upon the consummation of the Redemption, the Company shall pay to Lender (I) in full satisfaction of the Redemption Amount, an amount equal to the product of (a) the price per share of Series B Preferred Stock paid by the Company to the holders of Series B Preferred Stock as part of such Redemption, multiplied by (b) the quotient of the Redemption Amount divided by $84.40, and (II) a portion of the unpaid and accrued Nonconvertible Interest equal to the total unpaid and accrued Nonconvertible Interest multiplied by a fraction, the numerator of which is the Redemption Amount, and the denominator of which is the Convertible Balance.

(c) In the event of a Deemed Liquidation Event or Stock Sale, Lender agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Deemed Liquidation Event or Stock Sale, as applicable, for cancellation.

(d) Certain Definitions.

(i) “As-Converted Balance” means the product of (A) (I) the Convertible Balance divided by $84.40, multiplied by (II) 1.6657, multiplied by (B) the amount per share to be received by holders of Common Stock on an as-converted, fully-diluted basis in connection with a Deemed Liquidation Event or Stock Sale.

(ii) “Maximum Amount” means the product obtained by multiplying (A) the Total Redemption Amount, by (B) a fraction, the numerator of which is the Convertible Balance divided by $84.40, and the denominator of which is the Series B Preferred Stock Amount.

(iii) “Qualifying Event” means a Deemed Liquidation Event, a Stock Sale or a Redemption (to the extent the Lender elects to participate in such Redemption).

(iv) “Total Redemption Amount” means the aggregate number of shares of Series B Preferred Stock to be redeemed as part of the Redemption multiplied by the price per share to be paid by the Company in such Redemption.

(v) “Redemption” shall mean a redemption by the Company of shares of Series B Preferred Stock for aggregate consideration of at least $2,000,000 in connection with the issuance by the Company of shares of its capital stock for aggregate consideration of at least $7,000,000.

(vi) “Series B Preferred Stock Amount” means an amount equal to (A) all shares of Series B Preferred Stock outstanding immediately prior to the consummation of the Redemption, plus (B) the aggregate Convertible Balance under the Notes divided by $84.40.

2. Amendment of 2014 Note.

(a) The preamble of the 2014 Note is hereby amended and restated in its entirety as follows:

“T1V, Inc., a Delaware corporation (the “Company”), promises to pay to WH&W Private Market Investment Fund I, LLC (the “Lender”), or its registered assigns, in lawful money of the United States of America the principal sum of $325,000.00, or such lesser amount as shall be equal to the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 12% per annum until October 11, 2018 (such interest, the “Convertible Interest” and, together with the outstanding principal amount hereof, the “Convertible Balance”) and at a rate equal to 6% per annum thereafter (such interest, the “Nonconvertible Interest”), computed on the basis of the actual number of days elapsed on a year of 365 days. Unless repaid pursuant to Section 5, the principal and accrued interest shall be due and payable by Borrower on demand by Lender made at any time. In the event Lender demands payment under this Note, the Company shall repay all outstanding principal and accrued interest over 2 years in 24 equal monthly payments of principal and interest. The outstanding principal balance shall continue to accrue interest during such repayment period and all such interest shall be amortized over such 24-month period.”

(b) Section 1 of the 2014 Note is hereby amended and restated in its entirety as follows:

“1. Interest. Accrued interest on this Note shall be payable as set forth above. In the event that the 6% cumulative dividends payable on the Series B Preferred Stock under paragraph 1 of ARTICLE FOURTH, Part B of the Certificate of Incorporation of the Company, dated May 31, 2013 (as the same may be amended from time to time, the “Certificate”), are forgiven, cancelled or otherwise altered, the Nonconvertible Interest will be similarly forgiven, cancelled or altered.”

(c) Section 2 of the 2014 Note is hereby amended and restated in its entirety as follows:

“2. Payment. Payment of principal, together with accrued interest, may not be made without the consent of the Lender at any time prior to the earlier to occur of: (a) a Qualifying Event (defined below); and (b) the Lender’s refusal to execute a subordination agreement required in connection with a bank loan approved by the Board of Directors of the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.”

(d) Section 5 of the 2014 Note is hereby amended and restated in its entirety as follows:

“5. Repayment Upon Qualifying Event.

(a) Repayment Upon Deemed Liquidation Event or Stock Sale. Upon the occurrence of a Deemed Liquidation Event (as defined in the Certificate) or a Stock Sale (as defined in the Voting Agreement, dated June 1, 2013, among the Company, Lender and the other parties named therein, as the same may be amended from time to time), the Company shall pay to Lender, in full satisfaction of this Note, an amount equal to (i) the Convertible Balance, plus (ii) the As-Converted Balance, plus (iii) the unpaid and accrued Nonconvertible Interest.

(b) Repayment Upon Redemption.

(i) In the event the Company desires to effect a Redemption, the Company shall give written notice (the “Offer Notice”) to Lender, stating: (A) its bona fide intention to consummate a Redemption; (B) the number of shares of Series B Preferred Stock to be redeemed as part of the Redemption; and (C) the price and terms, if any, upon which the Redemption will be consummated.

(ii) By notification to the Company within 20 days after the Offer Notice is given (the “Redemption Notice”), Lender may, but shall not be obligated to, participate in the Redemption as-if Lender had fully converted all or a portion of the Convertible Balance, up to the Maximum Amount, into shares of Series B Preferred Stock at a price per share of $84.40 as follows:

(A) Lender shall specify in the Redemption Notice the portion of the Convertible Balance, if any, up to the Maximum Amount, Lender desires to be repaid as-if converted into shares of Series B Preferred Stock (the “Redemption Amount”). For the avoidance of doubt, Lender may not elect a Redemption Amount in excess of the Maximum Amount.

(B) Upon the consummation of the Redemption, the Company shall pay to Lender (I) in full satisfaction of the Redemption Amount, an amount equal to the product of (a) the price per share of Series B Preferred Stock paid by the Company to the holders of Series B Preferred Stock as part of such Redemption, multiplied by (b) the quotient of the Redemption Amount divided by $84.40, and (II) a portion of the unpaid and accrued Nonconvertible Interest equal to the total unpaid and accrued Nonconvertible Interest multiplied by a fraction, the numerator of which is the Redemption Amount, and the denominator of which is the Convertible Balance.

(c) In the event of a Deemed Liquidation Event or Stock Sale, Lender agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Deemed Liquidation Event or Stock Sale, as applicable, for cancellation.

(d) Certain Definitions.

(i) “As-Converted Balance” means the product of (A) (I) the Convertible Balance divided by $84.40, multiplied by (II) 1.6657, multiplied by (B) the amount per share to be received by holders of Common Stock on an as-converted, fully-diluted basis in connection with a Deemed Liquidation Event or Stock Sale.

(ii) “Maximum Amount” means the product obtained by multiplying (A) the Total Redemption Amount, by (B) a fraction, the numerator of which is the Convertible Balance divided by $84.40, and the denominator of which is the Series B Preferred Stock Amount.

(iii) “Qualifying Event” means a Deemed Liquidation Event, a Stock Sale or a Redemption (to the extent the Lender elects to participate in such Redemption).

(iv) “Total Redemption Amount” means the aggregate number of shares of Series B Preferred Stock to be redeemed as part of the Redemption multiplied by the price per share to be paid by the Company in such Redemption.

(v) “Redemption” shall mean a redemption by the Company of shares of Series B Preferred Stock for aggregate consideration of at least $2,000,000 in connection with the issuance by the Company of shares of its capital stock for aggregate consideration of at least $7,000,000.

(vi) “Series B Preferred Stock Amount” means an amount equal to (A) all shares of Series B Preferred Stock outstanding immediately prior to the consummation of the Redemption, plus (B) the aggregate Convertible Balance under the Notes divided by $84.40.

3. Amendment of 2015 Note.

(a) The preamble of the 2015 Note is hereby amended and restated in its entirety as follows:

“T1V, Inc., a Delaware corporation (the “Company”), promises to pay to WH&W Private Market Investment Fund I, LLC (the “Lender”), or its registered assigns, in lawful money of the United States of America the principal sum of $200,000.00, or such lesser amount as shall be equal to the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 12% per annum until October 11, 2018 (such interest, the “Convertible Interest” and, together with the outstanding principal amount hereof, the “Convertible Balance”) and at a rate equal to 6% per annum thereafter (such interest, the “Nonconvertible Interest”), computed on the basis of the actual number of days elapsed on a year of 365 days. Unless repaid pursuant to Section 5, the principal and accrued interest shall be due and payable by Borrower on demand by Lender made at any time. In the event Lender demands payment under this Note, the Company shall repay all outstanding principal and accrued interest over 2 years in 24 equal monthly payments of principal and interest. The outstanding principal balance shall continue to accrue interest during such repayment period and all such interest shall be amortized over such 24-month period.”

(b) Section 1 of the 2015 Note is hereby amended and restated in its entirety as follows:

“1. Interest. Accrued interest on this Note shall be payable as set forth above. In the event that the 6% cumulative dividends payable on the Series B Preferred Stock under paragraph 1 of ARTICLE FOURTH, Part B of the Certificate of Incorporation of the Company, dated May 31, 2013 (as the same may be amended from time to time, the “Certificate”), are forgiven, cancelled or otherwise altered, the Nonconvertible Interest will be similarly forgiven, cancelled or altered.”

(c) Section 2 of the 2015 Note is hereby amended and restated in its entirety as follows:

“2. Payment. Payment of principal, together with accrued interest, may not be made without the consent of the Lender at any time prior to the earlier to occur of: (a) a Qualifying Event (defined below); and (b) the Lender’s refusal to execute a subordination agreement required in connection with a bank loan approved by the Board of Directors of the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.”

(d) Section 5 of the 2015 Note is hereby amended and restated in its entirety as follows:

“5. Repayment Upon Qualifying Event.

(a) Repayment Upon Deemed Liquidation Event or Stock Sale. Upon the occurrence of a Deemed Liquidation Event (as defined in the Certificate) or a Stock Sale (as defined in the Voting Agreement, dated June 1, 2013, among the Company, Lender and the other parties named therein, as the same may be amended from time to time), the Company shall pay to Lender, in full satisfaction of this Note, an amount equal to (i) the Convertible Balance, plus (ii) the As-Converted Balance, plus (iii) the unpaid and accrued Nonconvertible Interest.

(b) Repayment Upon Redemption.

(i) In the event the Company desires to effect a Redemption, the Company shall give written notice (the “Offer Notice”) to Lender, stating: (A) its bona fide intention to consummate a Redemption; (B) the number of shares of Series B Preferred Stock to be redeemed as part of the Redemption; and (C) the price and terms, if any, upon which the Redemption will be consummated.

(ii) By notification to the Company within 20 days after the Offer Notice is given (the “Redemption Notice”), Lender may, but shall not be obligated to, participate in the Redemption as-if Lender had fully converted all or a portion of the Convertible Balance, up to the Maximum Amount, into shares of Series B Preferred Stock at a price per share of $84.40 as follows:

(A) Lender shall specify in the Redemption Notice the portion of the Convertible Balance, if any, up to the Maximum Amount, Lender desires to be repaid as-if converted into shares of Series B Preferred Stock (the “Redemption Amount”). For the avoidance of doubt, Lender may not elect a Redemption Amount in excess of the Maximum Amount.

(B) Upon the consummation of the Redemption, the Company shall pay to Lender (I) in full satisfaction of the Redemption Amount, an amount equal to the product of (a) the price per share of Series B Preferred Stock paid by the Company to the holders of Series B Preferred Stock as part of such Redemption, multiplied by (b) the quotient of the Redemption Amount divided by $84.40, and (II) a portion of the unpaid and accrued Nonconvertible Interest equal to the total unpaid and accrued Nonconvertible Interest multiplied by a fraction, the numerator of which is the Redemption Amount, and the denominator of which is the Convertible Balance.

(c) In the event of a Deemed Liquidation Event or Stock Sale, Lender agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Deemed Liquidation Event or Stock Sale, as applicable, for cancellation.

(d) Certain Definitions.

(i) “As-Converted Balance” means the product of (A) (I) the Convertible Balance divided by $84.40, multiplied by (II) 1.6657, multiplied by (B) the amount per share to be received by holders of Common Stock on an as-converted, fully-diluted basis in connection with a Deemed Liquidation Event or Stock Sale.

(ii) “Maximum Amount” means the product obtained by multiplying (A) the Total Redemption Amount, by (B) a fraction, the numerator of which is the Convertible Balance divided by $84.40, and the denominator of which is the Series B Preferred Stock Amount.

(iii) “Qualifying Event” means a Deemed Liquidation Event, a Stock Sale or a Redemption (to the extent the Lender elects to participate in such Redemption).

(iv) “Total Redemption Amount” means the aggregate number of shares of Series B Preferred Stock to be redeemed as part of the Redemption multiplied by the price per share to be paid by the Company in such Redemption.

(v) “Redemption” shall mean a redemption by the Company of shares of Series B Preferred Stock for aggregate consideration of at least $2,000,000 in connection with the issuance by the Company of shares of its capital stock for aggregate consideration of at least $7,000,000.

(vi) “Series B Preferred Stock Amount” means an amount equal to (A) all shares of Series B Preferred Stock outstanding immediately prior to the consummation of the Redemption, plus (B) the aggregate Convertible Balance under the Notes divided by $84.40.

4. Waiver of Senior Debtholders. The Lender, on behalf of itself and its affiliates, hereby (i) waives, with respect to the New Notes, the obligation of the Company under Section 9(b) of the 2013 Note, Section 9(a) of the 2014 Note and Section 9(a) of the 2015 Note to take all actions necessary in order for the Notes to continue to rank senior to all indebtedness of the Company; and (ii) agrees that the New Notes will rank pari passu in right of payment to the Notes.

5. Effect of Amendment. Except as expressly amended hereby, the Notes shall be and remain in full force and effect.

6. Governing Law. The provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of law provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto cause this Amendment to be duly executed and effective as of the Effective Date.

COMPANY:

T1V, INC.

By:	/s/ Mike Feldman
Mike Feldman, President & CEO

HOLDER:

WH&W PRIVATE MARKET INVESTMENT FUND 1, LLC

By:	Welch Hornsby, Inc
Its:	Manager

By:	/s/ Edward V. Welch, Jr.
Name:	Edward V. Welch, Jr.
Title:	President and CEO

T1V, Inc.
Signature Page to
Second Amendment to Convertible Promissory Notes